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                          BRIGGS & STRATTON CORPORATION

                           AMENDMENT NO. 1 TO FORM 8-K
                               Dated May 20, 2002

                                 Exhibit No. 16





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



May 29, 2002



Dear Sir/Madam:

We have read the first five paragraphs of Item 4 included in Amendment No. 1 to the Form 8-K dated May 20, 2002, of Briggs & Stratton Corporation (the Company) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the exception of the reference to the approval by the Company's Board of Directors and its Audit Committee's recommendation to appoint Deloitte & Touche LLP as the Company's independent auditors, of which we have no knowledge.

Very truly yours,

ARTHUR ANDERSEN LLP




By:  /s/ Thomas J. Enders
     -------------------------------
         Thomas J. Enders



Copy to:  Jim Brenn -- Briggs & Stratton Corporation



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